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CUSIP No.        105368104             13G                    Page 8 of 10 Pages

                            EXHIBIT 1 TO SCHEDULE 13G
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                                 September 2, 1997
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           MORGAN STANLEY INSTITUTIONAL - U.S. REAL ESTATE PORTFOLIO,

      MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY ASSET

ASSET MANAGEMENT INC. hereby agree that, unless differentiated, this Section 13G is filed on behalf of each of the parties.


         MORGAN STANLEY INSTITUTIONAL FUND - U.S. REAL ESTATE PORTFOLIO


BY:   /s/ Harold J. Schaaff Jr.
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      Harold J. Schaaff Jr. / Vice President, Morgan Stanley Institutional Fund


      MORGAN  STANLEY  ASSET  MANAGEMENT  INC.

BY:   /s/ Donald P. Ryan
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      Donald P. Ryan  /  Vice President Morgan Stanley Asset Management Inc.


      MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:   /s/ Bruce Bromberg
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      Bruce Bromberg  /  Morgan  Stanley &  Co., Incorporated